THE UNITS OF MEMBERSHIP INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (“STATE ACTS”) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH UNITS OF MEMBERSHIP INTERESTS WERE ISSUED IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION CONTAINED IN SECTION 4(A)(2) OF THE SECURITIES ACT AND APPLICABLE EXEMPTIONS FROM REGISTRATION OR QUALIFICATION UNDER THE STATE ACTS. THE UNITS OF MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE SECURITIES ACT AND THE STATE ACTS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OR REGISTRATION OR QUALIFICATION UNDER THE STATE ACTS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.  ALL UNITS OF MEMBERSHIP INTERESTS OF THE COMPANY ARE GOVERNED BY THE TERMS OF THIS OPERATING AGREEMENT, INCLUDING THE ADDITIONAL TRANSFER RESTRICTIONS CONTAINED HEREIN AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH THE TERMS OF THIS AGREEMENT. BASED UPON THE FOREGOING, EACH HOLDER OF A MEMBERSHIP INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF AN INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

LIMITED LIABILITY COMPANY AGREEMENT
OF
THE HARTLEY OPPORTUNITY FUND, LLC
A DELAWARE LIMITED LIABILITY COMPANY

This LIMITED LIABILITY COMPANY AGREEMENT (“Agreement”) of The Hartley Opportunity Fund, LLC, a Delaware limited liability company agreement (the “Company”) is entered into and will be effective as of the Effective Date, by and among (i) The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company (the “Manager”); (ii) the Members executing a counterpart signature page to this Agreement; (iii) any other Person executing a Subscription Agreement (as defined below) to become a Member of the Company from time to time and pursuant to that Subscription Agreement agreeing to be bound by the terms and conditions of this Agreement; and (iv) any other Person admitted in accordance with this Agreement as a Member of the Company from time-to-time.

The parties by this Agreement set forth the Limited Liability Company Agreement for the Company under the laws of the State of Delaware upon the terms and subject to the conditions set forth herein.

Article 1.DEFINITIONS

The following terms used in this Agreement will have the following meanings:

1.1“Act” means the Delaware Limited Liability Company Act as in effect on the Effective Date of this Agreement, as amended, supplemented or restated from time to time, and any successor statutes.

1.2“Additional Member” means a Person, other than an initial Member, admitted as a Member of the Company as a result of an issuance of Units to such Person by the Company.

1.3“Adjusted Capital Contribution” means, with respect to each Member, the excess of (i) such Members’s Capital Contributions over (ii) the sum of all distributions previously made under Section 6.2(c) representing a return of capital.

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1.4“Adjusted Deficit” means, with respect to any Person, the deficit balance, if any, in such Person’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) the Capital Account will be increased by any amounts which such Person is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the next to the last sentences of Regulations sections 1.7042(g)(1) and 1.7042(i)(5); and (ii) the Capital Account will be decreased by the items described in Regulations sections 1.7041(b)(2)(ii)(d)(4), 1.7041(b)(2)(ii)(d)(5) and 1.7041(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Deficit is intended to comply with Regulation section 1.7041(b)(2)(ii)(d) and must be interpreted consistently therewith.

1.5“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediary’s controls, is controlled by, or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

1.6“Agreement” means this Limited Liability Company Agreement as originally executed and as amended, modified or restated from time-to-time.

1.7“Articles” means the Certificate of Formation of the Company as filed with the Delaware Secretary of State, as may be amended or restated from time-to-time.

1.8“BBA” is defined in Section 11.3(a).

1.9“Book Item” is defined in Section 7.5.

1.10“Business Day” means each day of the week which is not a Saturday, Sunday or a holiday recognized and observed by the Federal Reserve Board of Governors.

1.11“Capital Account” means the account maintained with respect to a Person determined in accordance with the provisions of this Agreement.

1.12“Capital Contribution” means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed or to which the assets are subject.

1.13“Class A Units” means those Units of Membership Interest owned by Persons purchasing such Class A Units.

1.14“Class A Members” means those Persons, including the Manager, who purchased Class A Units.

1.15“Class B Units” means those Units of Membership Interest owned by the Class B Member.

1.16“Class B Member” means Larseny, LLC, a Washington limited liability company.

1.17“Code” means the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws, and to the extent applicable, the Regulations.

1.18“Company” means The Hartley Opportunity Fund, LLC, a Delaware limited liability company agreement.

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1.19“Company Minimum Gain” has the same meaning as “partnership minimum gain” as set forth in Regulations sections 1.7042(b)(2) and 1.7042(d).

1.20“Company Tax Item” is defined in Section 11.3(f).

1.21“Confidential Information” is defined in Section 3.9.

1.22“CTA” is defined in Section 14.16(a).

1.23“CTA Data” is defined in Section 14.16(b).

1.24“Debt” means, with respect to any Person: (i) any indebtedness of such Person for borrowed money in connection a Project, whether or not evidenced by a note, bond, or other instrument; (ii) obligations of such Person as lessee under any capital leases treated as a debt for federal income tax purposes; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on a Project owned or held by such Person, whether or not such Person has assumed or become liable for the obligations secured thereby; or (iv) any other liabilities of such Person (contingent or otherwise) as assumed or taken subject to by the Company.

1.25“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year, except that (i) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial method” as defined by section 1.704-3(d) of the Regulations, Depreciation for such Fiscal Year will be the amount of book basis recovered for such Fiscal Year under the rules prescribed by section 1.704-3(d)(2) of the Regulations, and (ii) with respect to any other asset the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation will be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted basis; provided, however, that in the case of clause (ii) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation will be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

1.26“Dissolution Event” is defined in Section 10.3.

1.27“Economic Rights” means a Person’s share of the Profits, Losses and distributions of Company property pursuant to the Act, the Articles and this Agreement; provided that Economic Rights do not include any management or Voting Rights.

1.28“Effective Date” means November 18, 2024.

1.29“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by facsimile or electronic mail; provided, however, that the Company may require that any such electronic transmission must either set forth or be submitted with information from which the Company can determine that the electronic transmission was authorized by a Member or Manager as the case may be.

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1.30“Encumbrance” shall mean any mortgage, pledge, security interest, lien, proxy coupled with an interest (other than as contemplated in this Agreement), option or preferential right to purchase.

1.31“Entity” means any general partnership, partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, unincorporated organization, government or any agency or political subdivision thereof, joint stock company or other business organization, including, without limitation, any foreign trust or foreign business organization.

1.32“ERISA” is defined in Section 5.2(b).

1.33“Expenses and Liabilities” is defined in Section 4.11(b).

1.34“FinCEN ID” is defined in Section 14.16(b).

1.35“Fiscal Year” means the Company’s fiscal year, which will be a calendar year, to the extent permitted under Code section 706 and otherwise, as determined pursuant to Code section 706.

1.36“Gross Asset Value” means the adjusted basis of an item of each Project for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of each Project (if any) contributed by the Members is set forth in Exhibit A and the initial Gross Asset Value of each Project subsequently contributed by Member to the Company will be the gross fair market value of each Project, as determined by the Manager. (ii) The Gross Asset Value of items of each Project will be adjusted to equal the gross fair market value of each Project, as determined by the Manager, as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Person of more than a de minimis amount of each Project as consideration for an interest in the Company; (C) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a non-Member acting in a Member capacity or in anticipation of becoming a Member; and (D) the liquidation of the Company within the meaning of Regulation section 1.704l(b)(2)(ii)(g); (iii) The Gross Asset Values of each Project will be increased or decreased to reflect any adjustments to the adjusted basis of each Project pursuant to Code section 734(b) or Code section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation section 1.7041(b)(2)(iv)(m), Section 7.1, and paragraph (f) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values will not be adjusted pursuant to this paragraph (c) to the extent the Manager determines that an adjustment pursuant to the preceding paragraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to Regulation section 1.704-1(b)(2)(iv)(m), and provided further, that in all events the Gross Asset Value of cash and any cash equivalent will be the dollar amount thereof. If the Gross Asset Value of an item of each Project has been determined or adjusted pursuant to the (i) or (ii) above, such Gross Asset Value will thereafter be adjusted by the Depreciation taken into account with respect to such item of each Project for purposes of computing Profits and Losses in accordance with Regulation section 1.704-1(b)(2)(iv)(g).

1.37“Indemnified Person” means (a) any Person who is or was an officer of the Company, if any; (b) the Manager, together with its officers, directors, members and managers; (c) Affiliates of the Manager, together with its officers, directors, shareholders, members and managers; (d) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any subsidiary); provided that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person the Manager designates as an “Indemnified Person” for purposes of this Agreement.

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1.38“Indirect Owner” is defined in Section 14.16(b).

1.39“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

1.40 “Involuntary Transfer” means any Transfer by operation of law, pursuant to court order, foreclosure of a security interest, execution of a judgment or similar legal process arising from or related to the exercise of any rights or remedies by a person other than the Member or his voluntary transferee.

1.41“Issuance Items” means any income, gain, loss or deduction realized as a direct result of the issuance of an interest by the Company to a Person.

1.42“Loan” is defined in Section 4.9.

1.43“Management Fee” is defined in Section 4.8(e).

1.44“Manager” means The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company or such other Person who succeeds The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, pursuant to the terms hereof.

1.45“Member” means each Person who executes a counterpart of this Agreement or a Subscription Agreement as an initial Member and each Person who may hereafter become an Additional Member or substitute Member. The term Members shall include all Class A Members and the Class B Member.

1.46“Member Nonrecourse Debt” has the same meaning as “partner nonrecourse debt,” as set forth in Section 1.7042(b)(4) of the Regulations.

1.47“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if that Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulation section 1.7042(i)(3).

1.48“Member Nonrecourse Deductions” has the same meaning as “partner nonrecourse deductions,” as set forth in Regulations sections 1.7042(i)(1) and 1.7042(i)(2).

1.49“Membership Interest” means a Member’s entire interest in the Company expressed as a percentage, with the numerator being the number of Units that Member owns and the denominator being the total number of Units issued and outstanding to all Members, including, without limitation, that Member’s Economic Rights and Voting Rights.

1.50“Net Available Cash From Operations” means the gross cash proceeds from Company operations that are not the direct result of a refinance, sale, disposition, exchange or other transfer of all or any portion of each Project, less any portion thereof used to pay or establish reserves for  payment of all Company expenditures (including fees described herein, specifically those set forth in Section 4.8 below, due the Manager or Affiliates) and contingencies, which reserves and contingencies shall be determined in the sole and absolute discretion of the Manager. Net Available Cash From Operations will be accounted for on a Project by Project basis.

LIMITED LIABILITY COMPANY AGREEMENT                    -5

1.51“Net Capital Transaction Proceeds” means the net cash proceeds resulting from the refinance, sale, disposition, exchange, transfer of all or any portion of each Project, less any portion thereof used to establish reserves for all Company expenditures (including fees described herein, specifically those set forth in Section 4.8 below, due the Manager or Affiliates) and contingencies (which reserves and contingencies shall be determined in the sole and absolute discretion of the Manager), and less any non-cash proceeds that may not, for any reason, yet be distributable, all as determined by the Manager in its sole discretion. Net Capital Transaction Proceeds will be accounted for on a Project by Project basis.

1.52“Nonrecourse Liability” is defined in Regulation section 1.7042(b)(3).

1.53“Offering” means the offering of Class A Units to Persons as described in the Offering Circular.

1.54“Offering Circular” means that offering statement under the Securities Act on Form 1-A regarding this offering, pursuant to which the Company is offering for sale of its Class A Units under Regulation A of the Securities Act of 1933, as amended (“Securities Act”), as such Offering Circular may be amended or supplemented from time to time.

1.55“Person” means any individual or Entity.

1.56“Permitted Transfer” means a Transfer of a Person’s Membership Interest in the Company in accordance with Section 9.3.

1.57“Power of Attorney” is defined in Section 2.14(a).

1.58“Preferred Return” means a ten percent (1.0%) non-compounding, annual return on a Member’s Unrecovered Investment attributable to each Project, as adjusted from time to time as set forth in this Agreement. Preferred Returns will be calculated on a Project by Project basis. No Preferred Return will begin to accrue in respect of any Class A Member’s Capital Contribution with respect to a Project, until the day the Company acquires such Project (i.e., the return will not be calculated from the date a Class A Member’s Capital Commitment is accepted by the Company). The Preferred Return is not a guaranty of payment, an interest rate, or a return on investment but, rather, a formula by which the amount the Company may distribute to a Member in excess of the repayment of the Member’s Capital Contribution is determined.

1.59“Profits” and “Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code section 703(a)(1) will be included in taxable income or loss), with the following adjustments:

(a)Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Section will be added to such taxable income or loss;

(b)Any expenditures of the Company described in Code section 705(a)(2)(B) or treated as Code section 705(a)(2)(B) expenditures pursuant to Regulation section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section will be subtracted from such taxable income or loss;

(c)In the event the Gross Asset Value of each Project is adjusted pursuant to this Agreement, the amount of such adjustment will be taken into account as gain or loss from the disposition of each Project for purposes of computing Profits or Losses;

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(d)Gain or loss resulting from any disposition of each Project with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Gross Asset Value of each Project disposed of, notwithstanding that the adjusted tax basis of each Project differs from its Gross Asset Value;

(e)In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation for the relevant Fiscal Year will be taken into account, computed as provided in this Agreement;

(f)To the extent an adjustment to the adjusted tax basis of each Project pursuant to Code section 734(b) or Code section 743(b) is required pursuant to Regulation section 1.7041(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Person’s Economic Rights, the amount of such adjustment will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of each Project and will be taken into account for purposes of computing Profits or Losses; and

(g)Notwithstanding any other provision of this Agreement, any items that are specially allocated pursuant to Sections 7.2, 7.3, 7.4 and 7.5 will not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 7.2, 7.3, 7.4, and 7.5 will be determined by applying rules analogous to those set forth in (a) through (f) above.

1.60“Project(s)” means each multifamily real estate asset or storage unit real estate asset the Company acquires indirectly through a wholly owned special purpose vehicle (“SPV”).

1.61“Project Percentage Interest” means the percentage ownership of a holder of Class A Units in a specific Project determined by dividing (a) the Capital Contribution of such Member to such Project (b) the aggregate Capital Contributions of all Members to such Project.

1.62“Register” is defined in Section 3.10(b).

1.63“Regulations” means proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Articles and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

1.64“Side Letter” is defined in Section 3.10(c).

1.65“Special Attorney” is defined in Section 2.14(a).

1.66“Subscription Agreement” is defined in Section 5.1.

1.67“Target Amounts” is defined in Section 7.9.

1.68“Taxing Authority” is defined in Section 11.3(b).

1.69“Tax Distribution” is defined in Section 6.6(b).

1.70“Tax Representative” is defined in Section 11.3(a).

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1.71“Transfer” means, with respect to any Units or any interest in or part of a Unit, any sale, assignment, gift, conveyance or other transfer or disposition, whether voluntary or an Involuntary Transfer; provided, however, that “Transfer” shall not include the original issuance of Units by the Company.

1.72“Transferor” means a Person who attempts to Transfer all or a portion of its Units in the Company.

1.73“Unit” means a share of Membership Interests in the Company, each of which entitles the owner to the rights, preferences, allocations, distribution, and other benefits of ownership, subject to applicable restrictions, obligations and limitations, as may be determined from time to time for Units authorized for issuance pursuant to this Agreement. Except as otherwise provided in this Agreement, each Unit (or fraction thereof) shall be entitled to one vote (or fraction thereof) on matters submitted for the approval by the Members, and any Members holding Units as joint or co-tenants shall be treated as one Member with such other Members as they jointly or co-own the Units with. The term Units shall collectively include Class A Unit and Class B Units.

1.74“Unrecovered Investment” means, at any given time, the Capital Contribution of such Person decreased by (i) distributions made pursuant to Sections 6.2(c) and 6.3(d), and (ii) the Gross Asset Value of Company property (other than cash) distributed to such Person without charge or reduction for any Profit or Loss allocated to such Person.  Unrecovered Investment will be calculated on a Project by Project basis, as each Member will designate in such Member’s Subscription Agreement which one or more  Projects and SPVs such Member’s Capital Contribution shall be allocated to.

1.75“Voting Rights” means, with respect to Units, the right to exercise voting or consensual rights of a Member under this Agreement.

Article 2.ORGANIZATION OF COMPANY

2.1Organization. Pursuant to the Act, the Manager formed the Company as a Delaware limited liability company agreement under the laws of the State of Delaware by filing the Articles with the Delaware Secretary of State and entering into this Agreement. Also pursuant to the Act, the Members have entered into this Agreement. The rights and liabilities of the Members will be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be absent such provision, this Agreement, to the extent permitted by the Act, will control.

2.2Nature of Business. As further described in the Offering Circular, the purposes of the Company are to: (i) acquiring, owning, developing, improving, managing, leasing and selling Projects through SPVs; and (ii) engage in such other activities directly related to the foregoing business as may be necessary, advisable or appropriate in the reasonable opinion of the Manager.

2.3Property and SPV Designation. In connection with formation of each SPV and the Company or SPV entering into a purchase and sale agreement for the acquisition of a Project by each SPV, the Company shall complete and distribute to prospective Members a Property and SPV Designation in such form as attached hereto as Exhibit B.

2.4Term of the Company. The term of the Company will commence upon the Effective Date and will continue until the Company is dissolved as set forth herein. The Company does not have a set term.

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2.5Defects as to Formalities. A failure to observe any formalities or requirements of this Agreement, the Articles, or the Act will not be grounds for imposing personal liability on the Manager or any Member for liabilities of the Company.

2.6Registered Office and Registered Agent. The Company shall at all times maintain a registered agent as required by applicable laws, including the Act. The Company may change the registered agent and/or the address of its registered agent at such times and from time to time as the Manager may deem advisable.

2.7Principal Office. The records required to be maintained by the Act shall be kept at the Company’s principal office. The Manager may at any time change the principal office or designate additional places of business of the Company.

2.8No Membership Intended for Non-Tax Purposes. The Members have formed the Company under the Act and expressly do not intend hereby to form a general partnership, partnership, a limited liability partnership or a corporation. The Members do not intend to be partners to one another or partners as to any third party. To the extent any Member, by word or action, represents to another Person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

2.9No Third Party Beneficiaries; Rights of Creditors. Other than the Indemnified Persons, no Person which is not a party hereto shall have any rights or obligations pursuant to this Agreement. The obligations of the Members to make contributions pursuant to this Agreement are for the exclusive benefit of the Company and the Indemnified Persons and not of any creditor of the Company, and no such creditor is intended as a third party beneficiary of this Agreement, nor shall any creditor of the Company have any rights hereunder, including, but not limited to, the right to enforce any capital contribution obligation of the Members. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

2.10Title to Project. Each Project will be owned by the Company as an entity separate and distinct from its owners and no Member will have any individual ownership interest in a Project in name or right, and each Member’s interest in the Company will be personal property for all purposes.  The Company intends to hold each Project in the name of the Company or through an SPV, owned in whole or in part by the Company, and not in the name or names of any Member. All funds of the Company will be deposited in such checking accounts, savings accounts, time deposits or certificates of deposit in the Company’s name or will be invested in the Company’s name, in such manner as may be designated by the Manager from time-to-time. Company funds cannot be commingled with those of any other Person. Company funds will be used by the Manager only for the business of the Company.

2.11Payments of Individual Obligations. The Company’s credit and assets will be used solely for the benefit of the Company and no asset of the Company will be transferred or encumbered for, or in payment of, any individual obligation of any Member.

2.12Adoption of Agreement, Effect of Inconsistencies with Act. The Members shall be subject to the terms and conditions of this Agreement. Notwithstanding any other agreement between the Members with respect to the Company, the Members agree that this Agreement shall be the sole reflection of the agreements between and among the Company and the Members with respect to all matters relating to the governance of the Company. Except to the extent a provision of this Agreement expressly incorporates federal income tax rules by reference to the Code or Regulations, this Agreement shall govern all matters between the Company and the Members relating to governance of the Company, notwithstanding

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any provision of the Act or any other law or rule to the contrary. To the extent any provision of this Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make this Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such amendment or interpretation. The Members agree that each Member shall be entitled to rely on the provisions of this Agreement and no Member shall be liable to the Company or to any other Member for any action or refusal to act taken in good faith reliance on the terms of this Agreement.

2.13Certificate of Formation. The Articles have been filed with the Secretary of State of the State of Delaware as required by the Act, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own Projects. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall direct the appropriate officers to file amendments to and restatements of the Articles and to do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own Projects, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Articles, any qualification document or any amendment thereto to any Member.

2.14Power of Attorney.

(a)Execution and Consent. Each Member hereby irrevocably constitutes and appoints the Manager and its respective successors (hereinafter referred to as “Special Attorney”), as the attorney-in-fact for such Member with power and authority to act in the Member’s name and on the Member’s behalf (hereinafter referred to as the “Power of Attorney”) to execute, acknowledge, swear to and file documents and instruments necessary or appropriate to the conduct of Company business, which will include, but not be limited to, the following:

(i)any partnership or limited liability company certificate, business certificate, fictitious name certificate, amendment thereto, or other instrument, amendment or document of any kind necessary or desirable to effectuate, implement or continue the valid and subsisting existence of the Company to accomplish the business, purpose and objectives of the Company, or required by any applicable Federal, state, or local or foreign law or deemed advisable by the Manager, including customer agreements with any dealers, brokerage firms or banks;

(ii)this Agreement of the Company and any amendment duly approved as provided therein and such other instruments (including amendments or modifications of any document) as the Manager may deem necessary or desirable to carry out the purpose and intent of this Agreement;

(iii)any and all instruments, certificates and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, Certificate of Dissolution of the Certificate of the Company);

(iv)any and all tax elections, tax information statements and other tax documentation as may from time to time be deemed necessary, desirable or appropriate by the Manager, and

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(v)any and all other instruments as may from time to time be deemed necessary, desirable or appropriate by the Manager to carry out fully the provisions of this Agreement.

The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of a Member provided, however, that such Power of Attorney will terminate upon the substitution of another member for all of such Member’s Units in the Company or upon the complete withdrawal of such Member from participation in the Company.  Each Member hereby agrees to be bound by any representation made by the Manager and by any successors thereto, acting in good faith pursuant to this Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Manager and any successors thereto, taken in good faith under this Power of Attorney. Each Member agrees, if requested, to execute a special power of attorney on a document separate from this Agreement. In the event of any conflict between this Agreement and any instruments filed pursuant to the Power of Attorney granted in this Section, this Agreement shall control.

(b)Procedural Aspects. The Power of Attorney granted by each Member to the Special Attorney:

(i)may be exercised by the Manager whether by signing separately as attorney-in-fact for each Member or, after listing all of the Members executing an instrument, by a single signature of the Manager acting as attorney-in-fact for all of them; and

(ii)shall survive the delivery of an instrument of transfer by any Member of the whole or any portion of or interest in its Interest, except that where a transferee of such Interest has been approved as a substituted or successor Member and the transferor shall thereupon cease being a Member (all in accordance with this Agreement), then the Power of Attorney of the transferor Member shall survive the delivery of such instrument of transfer for the sole purpose of enabling the attorneys-in-fact for such transferor Member (or any of them) to execute, swear to, acknowledge and file any and all instruments necessary to effectuate such transfer and substitution or succession.

Article 3.MEMBERS

3.1Authority to Act. Except to the extent expressly required by this Agreement, no Member may participate in the management or control of the Company’s business, nor may it transact any business for the Company, nor will any Member have the power to act for or bind the Company, such power being vested solely and exclusively in the Manager as provided in this Agreement. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind nor execute any instrument on behalf of the Company.

3.2Meetings of Members.

(a)Optional Meetings. No annual or regular meetings of Members is required. Special meetings of Members may be called by the Manager from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Manager to be necessary or desirable. Each Member shall have one (1) vote for each one (1) Unit attributable to that Member.

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(b)Place of Meetings. The Manager shall designate the place for any special meeting in the notice to Members. If no designation is made, the place of meeting shall be the principal place of business of the Company.

(c)Notice of Meeting. The Company shall give written notice to each Member of the date, time and place of each meeting of Members not less than ten (10) and not more than sixty (60) days before the meeting. Written notices shall be delivered in the manner and deemed given as set forth in Section 14.9 below. A Member’s attendance at, or participation in, a meeting for which notice is required shall constitute a waiver of notice, unless the Member at the beginning of the meeting (or promptly upon arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d)Meeting Materials. In connection with any action required or permitted to be taken at a meeting of the Members, the Company may communicate or provide information or materials to Members by (i) Electronic Transmission or (ii) making the information or materials available on a reasonably accessible electronic network, provided that (A) the information required to gain access to such electronic network is provided to Members a reasonable time in advance and (B) the Company may take reasonable steps to ensure that such information is available only to Members.

(e)Quorum. The holders of a majority of the outstanding Units entitled to vote at such meeting, represented in person or by proxy, shall be necessary to constitute a quorum at meetings of the Members. Each of the Members hereby consents and agrees that one (1) or more Members may participate in a meeting of the Members by means of conference telephone or similar communication equipment by which all Persons participating in the meeting can speak and hear each other at the same time, and such participation shall constitute presence in person at the meeting. In the absence of a quorum, those present may adjourn the meeting for any period but in no event shall such period exceed thirty (30) days.

(f)Manner of Acting. If a quorum is present, the affirmative vote of the Members, as required herein, shall be an action of the Members, unless a greater number or different vote is required by the Act. Unless so required by law, voting at meetings of Members need not be by written ballot and, if so required, any such requirement of a written ballot may be satisfied by a ballot submitted by Electronic Transmission by Members (including by Members present in person and Members participating in the meeting by means of conference telephone or similar communication equipment).

(g)Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Manager before or at the time of the meeting, including by notice delivered in the manner set forth in Section 14.9.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

(h)Conduct of Meeting. The Manager shall preside over and conduct the meeting. At all meetings of Members, accurate minutes of the meeting shall be taken by a natural person designated by the Manager. The minutes of the meeting shall be attested to by the Manager or other natural person taking minutes and shall be filed in the Company’s records.

3.3Member Action by Written Consent. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if the action is evidenced by one (1) or more written consents describing the action taken, signed by the holders of at least the minimum number of Units that

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would be necessary to authorize or take the action at a meeting of Members at which all Units entitled to vote thereon were present and voted, provided that:

(a)A Member action taken by written consent is not effective unless all written consents on which the Company relies for taking such action are received by the Company within a sixty (60) day period and not previously revoked, in which case the Member action taken by written consent shall be effective on the date that all written consents on which the Company relies for taking such action are received by the Company or any later effective date specified therein; and

(b)Unless the written consents of all Members entitled to vote have been obtained, written notice of any Member approval without a meeting shall be given at least five (5) days before the consummation of the transaction, action, or event authorized by the Member action to those entitled to vote who have not consented in writing.

(c)Written consents or written notices, as contemplated above, shall be delivered in the manner and deemed given as set forth in Section 14.9 below.

3.4Voluntary Withdrawal. No Member may voluntarily withdraw from the Company without the consent of the Manager, which may be granted or withheld in the Manager’s sole discretion.

3.5Limitation of Liability. The liability of Members will be limited as set forth in this Agreement, the Act and other applicable law. A Member will not be personally liable for debts, losses, obligations, or liabilities of the Company, whether that debt, loss, obligation, or liability arises in contract, tort, or otherwise, beyond its Capital Contributions, except as otherwise provided by law.

3.6Indemnification of Members. The Company shall indemnify the Members for all costs, losses, liabilities, and damages paid or accrued by such Member, and advance expenses incurred by the Members, in connection with the business of the Company, to the fullest extent provided or allowed by the laws of the State of Delaware, except to the extent such costs, losses, liabilities, damages or expenses were incurred either as a result of actions taken without any consent of Members and Manager required under this Agreement or applicable law as a condition to the taking of such action or otherwise as a result of the fraud, gross negligence, willful misconduct, or a material breach of this Agreement by the Member seeking indemnification, as determined by a court of competent jurisdiction pursuant to a final judgment.

3.7Other Activities of Members. Each Member may enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company, it being expressly understood that some of the Members may enter into transactions that are similar to the transactions into which the Company may enter and the Company and each Member waives the right or claim to participate therein.  Notwithstanding the foregoing: (i) each Member shall account to the Company and hold, as trustee for it, the Projects, profit, or benefit derived by the Member, without the consent of the Manager, in the formation, conduct and winding up of the Company business or from a use or appropriation by the Members of the Projects, including information developed exclusively for the Company and opportunities expressly offered to the Company; and (ii) no Member may utilize the Projects for other than Company purposes.

3.8Other Self-Interest. A Member does not violate a duty or obligation to the Company merely because such Member’s and Transferee’s conduct furthers the interest of the Member. A Member may lend money to and transact other business with the Company only in accordance with this Agreement. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a Person who is not a Member, subject to other applicable law. No transaction with the

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Company will be voidable solely because a Member has a direct or indirect interest in the transaction if the transaction is a conflict or is approved or ratified as provided for in this Agreement.

3.9Confidential Information. The Members recognize and acknowledge that as Members they will have access to, be provided with and, in some cases, will prepare and create Confidential Information (as defined below). A Member shall not, either while a Member or subsequently, use or disclose any Confidential Information, either personally or for the use of others, other than in connection with the Member’s or Transferee’s activities on behalf of the Company. No Member shall disclose any Confidential Information to any Person who is not a Member, not employed by the Company, or not authorized by the Manager to receive such Confidential Information without the prior written consent of the Manager. Additionally, notwithstanding anything herein to the contrary, the Company may keep as confidential from Members for such period of time as the Company deems reasonable any information which the Company reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Company in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.  Each Member shall use reasonable and prudent care to safeguard, protect, and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this Section will survive for as long as the Company, in its sole judgment, considers subject information to be Confidential Information. “Confidential Information” means financial information or material proprietary to the Company or proprietary to others and entrusted to the Company, whether written or oral, tangible or intangible, which a Member obtains knowledge of through or as a result of the Member’s or Transferee’s activities on behalf of the Company.

3.10Types of Membership Interest; Side Letter.

(a)As of the Effective Date of this Agreement, the only types of Units the Company is authorized to issue are Class A Units and Class B Units. Subject to the provisions of Article 5 below, the Manager shall have the authority to raise additional capital through the Company offering new Units, of any kind of class, without the consent of the Members that may be superior in terms of rights and preferences to the Members. Each Member hereby consents to the amendment of this Agreement by the Manager to the extent necessary to facilitate the issuance of new Units in future capital fundraising of the Company, irrespective of whether such issuance is dilutive to the Member’s existing Units, and whether such new Units have rights and preferences superior to those possessed by the Member hereunder.

(b)The type and number of Units held by the Members, and the opening Capital Account balances of the Members and the Project Percentage Interests of each Class A Member, are set forth in a separate written register (the “Register”) maintained by the Manager. The Register shall be amended from time to time by the Manager to reflect transfers of Units and the issuance of new Units in accordance with this Agreement. The Company’s initial Register is attached hereto as Exhibit A.

(c)Notwithstanding any other provision of this Agreement, the parties hereto acknowledge that the Company or the Manager, on its own behalf or on behalf of the Company, without any further act, approval or vote of any Member, may enter into side letters or side arrangements (collectively, the “Side Letters”) to or with certain Members which have the effect of establishing rights under, or altering or supplementing the terms of, this Agreement or Subscription Agreements with the Members, provided that no Side Letter with a Member shall impair the rights expressly granted to any other Member under this Agreement. The parties hereto agree that any rights established, or any terms of this Agreement or Subscription Agreements with the Members altered or supplemented, in a Side Letter to or with any Member shall govern with

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respect to such Member notwithstanding any other provision of this Agreement or Subscription Agreements with the Member.

3.11Certificates. The Company will not issue certificates in the name of any Member.

3.12Waiver of Conflict of Interest. EACH MEMBER HEREBY IRREVOCABLY AND PERPETUALLY WAIVES ANY CONFLICT OF INTEREST AND THE RIGHT TO CLAIM OR ASSERT A CONFLICT OF INTEREST, INCLUDING WITHOUT LIMITATION THE CONFLICTS AS SET FORTH HEREIN OR IN THE OFFERING CIRCULAR. Without such a waiver, each Member would not have become a party to this Agreement. Each Member hereby indemnifies and defends the Company, each other Member, the Manager and all of their Affiliates free and harmless from and against any and all claims, liabilities, causes of action, damages, liens, losses, and expenses (including, without limitation, attorney fees) brought by or on behalf of such Member or such Member’s or Transferee’s Affiliates asserting any conflict of interest involving a transaction or agreement with the Company, including without limitation any conflicts.

3.13Conflicts and Legal Representation: Disclosure and Waiver. ALL PARTIES TO THIS AGREEMENT ACKNOWLEDGE THAT THIS AGREEMENT HAS BEEN DRAFTED BY COUNSEL FOR THE COMPANY AND MANAGER.  THE MEMBERS, BY THEIR SIGNATURE HEREUNDER AND/OR TO A SUBSCRIPTION AGREEMENT, WAIVE ANY CONFLICT OF INTEREST AS IT RELATES TO COUNSEL FOR THE COMPANY AND MANAGER AND ACKNOWLEDGE THE FULL AND COMPLETE DISCLOSURE OF SUCH CONFLICT AND SIMULTANEOUS REPRESENTATION. ALL MEMBERS ACKNOWLEDGE THAT, IN BECOMING A MEMBER OF THIS COMPANY, THEY HAVE BEEN ADVISED OF THE RIGHT AND NEED TO OBTAIN THE ADVICE OF INDEPENDENT COUNSEL IN SIGNING THIS AGREEMENT OR HAVE FREELY CHOSEN NOT TO SEEK SUCH ADVICE AFTER AN OPPORTUNITY TO DO SO.

Article 4.MANAGEMENT; OPERATION OF BUSINESS

4.1Management by Manager; Officers.

(a)Manager. The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, is the initial Manager of the Company. The Manager will be the manager of the Company and in such capacity will have full responsibility and exclusive and complete discretion in the management and control of the business and affairs of the Company for the purposes stated herein, will make all decisions affecting the Company’s business and affairs, and will have full, complete and exclusive discretion to take any and all action the Company is authorized to take and to make all decisions with respect thereto.  The Manager is not required to be a Member. If, however, the Manager is also a Member, the Manager (in addition to, and not in lieu of, any rights it may have in its capacity as the Manager) will be entitled to all rights of a Member under this Agreement, including, without limitation, the right to receive distributions as a Member.

(b)Officers. The Manager may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company and assign titles to any such person. Unless the Manager decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section may be revoked at any time by the Member. An officer may be removed with or without cause by the Manager. Nothing contained herein shall preclude any officer from serving the Company, any related person or any Member in any other capacity and receiving proper compensation therefor.

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4.2Term and Removal of Manager.

(a)The Manager will serve as manager for an indefinite term or may choose to withdraw as manager, under certain circumstances, as provided in this Agreement. In the event of the withdrawal of the Manager, the Manager will reasonably cooperate with the Company and take all commercially reasonable steps to assist in making an orderly transition of the management function.

(b)The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the Members, so long as the Manager remains liable for any such Affiliate’s performance and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may elect to withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

4.3Powers of Manager. The Manager shall have exclusive control over the business of the Company, including the power to assign duties, to sign deeds, notes, deeds of trust, security agreements, contracts, instruments and agreements and to assume direction of the business operations. The Manager shall have all rights, power and authority generally conferred by law or necessary, advisable or consistent with accomplishing the Company’s purpose. Each Member shall cooperate fully, reasonably and in good faith with the Manager in the implementation of the purposes of the Company.

4.4Contracts with Affiliates. The Manager may cause the Company to enter into other agreements whereby the Manager, Affiliates of the Manager or other Persons, or entities controlled by any of the foregoing, provide or sell or purchase services to or from the Company, are compensated for such services, and are reimbursed for expenses incurred on behalf of the Company in providing such services, so long as each such agreement is on terms and conditions that are fair and reasonable to the Company as determined by the Manager in its sole and absolute discretion and are at least as favorable to the Company as those generally available from unaffiliated Persons capable of similarly performing them in similar transactions between parties operating at arm’s length, as determined by the Manager in its sole and absolute discretion. Without limiting the generality of the foregoing, such agreements may provide for the payment of servicing fees, property management fees, finder’s fees or brokerage commissions with respect to the management, servicing, acquisition or disposition of a Project, the payment of Loan commissions or finder’s fees with respect to any Loan obtained by the Company, and the payment of legal, consulting or other fees with respect to applicable services provided to the Company.

4.5Manager’s Duties; Standard of Care; Elimination of Fiduciary Duties. In discharging its duties, the Manager will be fully protected in relying in good faith upon the records required to be maintained hereunder, or pursuant to the Act, and upon such information, opinions, reports, or statements by any of the Members, agents, or by any other Person as to matters the Manager reasonably believes are within such Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports, or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. Notwithstanding anything contained herein to the contrary, the Members hereto acknowledge and agree that neither the Manager, the Members nor any other officer, employee or agent of the Company (i) owes any fiduciary duties to the Company or the other Members or (ii) shall be liable to the Company or any other Members for breach of any fiduciary duties, except as otherwise provided in the Act.

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4.6Devotion of Time. The Manager shall not be obligated to devote all of its time or business efforts to the affairs of the Company. The Manager shall devote whatever time, effort, and skill as it deems appropriate for the operation of the Company. The Manager is not required to manage the Company as its primary function and it is understood and agreed that the Manager may have and may continue to have other substantial business interests and, except as specifically provided in the Offering Circular or this Agreement, is hereby authorized to engage without limitation in any and all other business activities in addition to those relating to the Company.  The Manager shall not incur liability to the Company or any Member as a result of engaging in any other business interests or activities of any nature or quantity.

4.7Competing Activities. Except as specifically provided in the Offering Circular or this Agreement:

(a)The creation of the Company and the assumption by the Members and Managers of their respective rights and duties hereunder shall be without prejudice to the rights of any Member or Manager, or any of their respective Affiliates, Company officer, or any shareholder, officer, director, manager, member, or employee of any Member or Manager or any of their respective Affiliates, to engage or invest in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, operation, management and syndication of opportunities that are similar to that of the Company and that might be in competition with the Company. Neither the Company nor any Member shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom. Except as specifically provided in the Offering Circular or this Agreement, neither a Member nor a Manager nor any of their respective Affiliates, Company officer, nor any shareholder, officer, director, manager, member, or employee of any Member or Manager or any of their respective Affiliates shall be obligated to present any particular opportunity or prospective economic advantage to the Company, even if such opportunity is of a character which, if presented to the Company, could be taken by the Company and each of the Members and the Managers, each of their respective Affiliates, Company officer, and each shareholder, officer, director, manager, member, or employee of any Member or Manager or any of their respective Affiliates shall have the right to take for their own account (individually or as a trustee, partner, or fiduciary) or to recommend to others any such particular opportunity. The Members hereby waive any and all rights and claims which they may otherwise have against any Member or Manager, or any of their respective Affiliates, Company officer, or any shareholder, officer, director, manager, member, or employee of any Member or Manager or any of their respective Affiliates as a result of any of such activities.

(b)The pursuit of other business activities by any Member, Manager, or any of their respective Affiliates, including, but not limited to, other business activities that compete directly or indirectly with the business activities engaged in by the Company, is hereby specifically consented to by the Members and the Company and shall not be deemed a usurpation of opportunities of the Company or its Members, a breach of any fiduciary or other duty to the Company, its Members and/or Managers or wrongful or improper in any manner. Each Member and Manager acknowledges that it has entered into this Agreement and is participating in the transactions described herein with full knowledge of the business and activities of each other Member and its Affiliates and with full knowledge that each other Member and/or its Affiliates will continue to pursue other business and activities, including those which may be in direct or indirect competition with the business of the Company.

(c)Neither the Company nor any Member shall have any right by virtue of this Agreement or as a result of the relationships created hereby to share or participate in any other business activities in which any Member, Manager, any of their respective Affiliates, Company

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officer, or any shareholder, officer, director, manager, member, or employee of any Member or Manager or of any of their respective Affiliates is now or hereafter involved or to share or participate in the income or proceeds now or hereafter derived therefrom.

(d)No Member, Manager, any of their respective Affiliates, any Company officer or any shareholder, officer, director, manager, member, or employee of any Member or Manager or of any of their respective Affiliates shall be obliged to refrain from conducting, or to disclose to the Company or any other Member or Manager opportunities or plans for conducting, or to permit the Company or any other Member or Manager to participate in conducting, any activity whatsoever, even if such activity be in direct or indirect competition with the business of the Company or any other Member or Manager.

(e)Neither a Member nor a Manager will violate a duty or obligation owed to the Company merely because the conduct of the Member or Manager furthers its, his, or her own interest. A Member or Manager may lend money to and transact other business with the Company. The rights and obligations of a Member or Manager who lends money to or transacts business with the Company are the same as those of a Person who is not a Member or Manager, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member or Manager has a direct or indirect interest in the transaction if the material facts of the transaction and the Member’s or Manager’s interests have been disclosed to all Members and the Manager and either (i) the transaction is fair to the Company, or (ii) the Manager authorizes, approves, or ratifies the transaction.

4.8Fees Payable to the Manager or Affiliates.

(a)The Manager will be reimbursed for all organization and Offering expenses (including legal, accounting, printing, marketing and other miscellaneous costs and expenses such as blue-sky filing fees), as well as costs and expenses relating to the organization of the Company.

(b)The Manager will also be reimbursed for reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of the Company the following expenses:  (A) all expenses incurred in connection with the ongoing offer and sale of Units, including but not limited to, marketing expenses, reasonable travel expenses, printing of the Offering Circular and exhibits and any sales literature, documentation of performance and the admission of Members; (B) all operating expenses of the Company such as fees, tax preparation fees, bank service fees, withholding or transfer taxes imposed on the Company or any Member, governmental fees and taxes, insurance, administrator fees, communications with Members, ongoing legal, accounting, auditing, third-party software and related systems, including accounting software, portfolio management systems, bookkeeping, consulting and other professional fees and expenses; and (C) all fees to protect or preserve any investment held by the Company, as determined in good faith by the Manager, and all litigation and indemnification fees and other expenses incurred in connection with the investigation, prosecution or defense of any claims by or against the Company, including extraordinary expenses.  The Manager, in their sole discretion, may from time to time pay for any of the foregoing Company expenses or waive its right to reimbursement for any such expenses, as well as terminate any such voluntary payment or waiver of reimbursement.  A portion of the Company’s operating expenses may be shared with other investment entities or accounts managed by the Manager or any of its Affiliates on an equitable basis. Costs, expenses and fees shall be shared by all Members of the Company pro rata.

(c)The Company will pay to the Manager, as compensation for its management services, an annual asset management fee (the “Management Fee”) equal to an amount not to

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exceed one and one-half percent (1.5%)  of the weighted average of the aggregate Members’ Adjusted Capital Contributions (calculated by taking into account the amount of all Members’ Adjusted Capital Contributions from time to time) for the applicable period of computation of the Management Fee. The Management Fee will be paid quarterly in arrears.

(d)The Class B Member (an Affiliate of the Manager) will own all of the Class B Units in the Company and as such shall be entitled to receive certain of the Company’s distributions of Net Available Cash From Operations and Net Capital Transaction Proceeds as set forth below under Sections 6.2, 6.3 and 10.4.

4.9Financing. The Manager is hereby granted the specific authority to enter into a loan in such amounts and under such terms and conditions as determined by the Manager in its sole discretion to finance the Company's purchase, development, improvement and operation of each Project (each such loan a "Loan") and to execute and grant such mortgages, deeds of trust, assignments, pledges, notes, instruments and other documents that the Manager determines necessary or convenient thereto. The Manager is hereby granted the specific authority to execute and grant such mortgages, deeds of trust, assignments, pledges, notes, instruments and other documents that the Manager determines necessary or convenient thereto.

4.10Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Manager and any officer authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company and such Person shall be entitled to deal with the Manager or any officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any of its officers or representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or any officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

4.11Exculpation; Indemnification; Advances; Insurance.

(a)To the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company or any other Indemnified Person or any Member for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, tax representative fiduciary or trustee of another Person or any employee benefit plan; provided, however, that such act or omission did not result from fraud, willful misconduct or an intentional material breach of this Agreement by such Indemnified Person.

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(b)To the fullest extent permitted by law, the Company shall indemnify and save harmless each of the Indemnified Persons from and against any and all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) incurred by any Indemnified Person or to which any Indemnified Person may be subject by reason of (i) any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect subsidiary of the foregoing in connection with the business of the Company, or (ii) the fact that such Indemnified Person is or was acting in connection with the business of the Company as a partner, member, stockholder, Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective Affiliates, or that such Indemnified Person is or was serving at the request of the Company as a partner, member, manager, director, officer, employee or agent of any Person including the Company or any of its subsidiaries; provided, however, that such Indemnified Person’s conduct did not constitute fraud, willful misconduct or an intentional material breach of this Agreement by such Indemnified Person. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a Loan guaranty or otherwise, for any indebtedness of the Company (including any indebtedness which the Company has assumed or taken subject to) and the Manager (and its officers) are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 4.11 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 4.11(a) that the Company indemnifies each Indemnified Person to the fullest extent permitted by law.

(c)This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Indemnified Person. Furthermore, the Manager, each Member and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by applicable law, and in doing so, acknowledges and agrees that the duties and obligation of each Indemnified Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of any Indemnified Person otherwise existing at law or in equity, are agreed by the Manager, the Members and the Company to replace such other duties and liabilities of such Indemnified Person.

(d)Any indemnification under this Section 4.11 (unless ordered by a court) shall be made by the Company unless the Manager determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such Person has not met the applicable standard of conduct set forth in Section 4.11(b).  Such determination shall be made in good faith by the Manager. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Manager that the Indemnified Person had not met the applicable standard of conduct set forth in Section 4.11(b).

(e)To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 4.11.

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(f)The indemnification and advancement of expenses provided by or granted pursuant to this Section 4.11 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, determination of the Manager, vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the Persons specified in Section 4.11(a) shall be made to the fullest extent permitted by law. The provisions of this Section 4.11 shall not be deemed to preclude the indemnification of any Person who is not specified in Section 4.11(a) but whom the Company has the power or obligation to indemnify under the provisions of the Act.

(g)The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 4.11 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 4.11.

(h)The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 4.11 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any Person entitled to indemnification under this Section 4.11.

(i)The Company may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of any Affiliate similar to those conferred in this Section 4.11 to Indemnified Persons.

(j)If this Section 4.11 or any portion of this Section 4.11 shall be invalidated on any ground by a court of competent jurisdiction, the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 4.11 that shall not have been invalidated.

(k)Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions, provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l)An Indemnified Person shall not be denied indemnification in whole or in part under this Section 4.11 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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(m)Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 4.11, to the maximum extent permitted by law.

(n)The members, managers, directors and officers of the Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers or employees of the Company or the Manager or by any other Person as to matters the director or officer of the Manager reasonably believes are within such other Person’s professional or expert competence.

(o)Any amendment, modification or repeal of this Section 4.11 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any Indemnified Person under this Section 4.11 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Article 5.CAPITAL CONTRIBUTIONS

5.1Initial Capital Contributions by Members. Each Member shall make the Capital Contributions described in the respective Member’s subscription agreement for Units in a form and substance determined by the Manager (the “Subscription Agreement”) and delivering the fully completed Subscription Agreement to the Manager together with the appropriate payment or documentation required under this Article 5, the Subscription Agreement or the Offering Circular. Each Member will designate in such Member’s Subscription Agreement which one or more Projects and SPVs such Member’s Capital Contribution shall be allocated to. The Company shall maintain Capital Accounts on a Project by Project basis in the manner described in this Agreement. No interest will accrue on any Capital Contribution and no Member has the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement. No Member (including the Manager) shall be deemed to have made a Capital Contribution by reason of guaranteeing a loan made to the Company.

5.2Capital Contributions.

(a)Each Member has agreed to make Capital Contributions in an amount up to the amount set forth in such Member’s Subscription Agreement (which Capital Contribution shall not, unless waived by the Manager, be less than $10,000) in whole or, from time to time, in part and at such times as the Company shall specify as provided herein.

(b)The Company does not intend to have 25% or more of the Capital Contributions of the Company made by “benefit plan investors,” including employee benefit plans subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or other applicable laws, and thus, in reliance on the less than 5% “benefit plan investors” exception under the applicable ERISA regulations, does not expect the Company’s assets to be treated as “plan assets” under ERISA. If necessary to avoid the Company’s assets being treated as “plan assets” under

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ERISA, the Manager shall have the right to take whatever action it deems necessary (after consulting with counsel) to avoid its assets being treated as “plan assets” under ERISA, including to (i) seek to qualify under another exception under the applicable ERISA regulations; (ii) delay any closing if, because of the proportion of anticipated investors at the closing who are “benefit plan investors,” the Company believes that delay is necessary for the Company to take action to avoid its assets being treated as “plan assets” under the applicable ERISA regulations; or (iii) require a Member to immediately withdraw from the Company. If any Member shall be required to withdraw in accordance with the provisions of this Section, the Company shall pay to such Member or its legal representative in redemption of such Member’s Units within ninety (90) calendar days after the date of such withdrawal, an amount equal to such Member’s Capital Contribution.

(c)Capital Contributions shall be made in United States Dollars by wire transfer of immediately available funds or cashier’s check to an account or accounts of the Company specified by the Manager.

(d)Each Member’s Capital Contributions will be allocated to a specific Project(s) in such a manner as selected by the Member in such Member’s Subscription Agreement.

5.3Additional Capital Contributions. No Member shall be required to make any additional Capital Contribution to the Company without its consent.

5.4Recoupment of Contribution. Except as expressly provided herein: (i) no Member will receive any recoupment or payment on account of or with respect to Capital Contributions, (ii) no Member will be entitled to interest on or with respect to any Capital Contributions, (iii) no Member will be entitled to withdraw any part of any Capital Contribution, and (iv) no Member will be entitled to receive any distributions from the Company.

Article 6.DISTRIBUTIONS

6.1General. Except as otherwise provided in the Act, the Articles and this Agreement, no Person will have priority over any other Person as to the return of Capital Contributions, distributions, or allocations, no Person will have the right or power to demand or receive a distribution in a form other than cash and no Person may be required or compelled to accept a distribution of any Project other than cash in lieu of a proportional distribution of cash being made to other Persons, to the extent that the interest distributed would exceed the Person’s pro rata share of operating or liquidating distributions. All distributions will be made on a Project by Project basis to only those Members who designated such Member’s Capital Contribution be invested in such Project.

6.2Distributions of Net Available Cash From Operations. The Company will not make any periodic distributions of Net Available Cash From Operations from a Project. Rather all distributions will be made upon the sale of a Project. The lack of periodic distribution of Net Available Cash From Operations from a Project, may result in a Member having phantom income in which the Member has allocated income to it (and thus required to pay taxes on) without receiving any distributions to pay such tax obligation.

6.3Distributions of Net Capital Transaction Proceeds. The Company shall distribute, when determined by the Manager in its sole and absolute discretion, the Net Capital Transaction Proceeds from a Project to the Members, who elected via such Member’s Subscription Agreement to invest in such Project, as follows:

(a)First, to pay any Loans in connection with such Project

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(b)Second, 100% pro rata to the Class A Members in proportion to their Project Percentage Interests until each Class A Member has received its respective Preferred Return;

(c)Third, 100% pro rata to the Class A Members in proportion to their the Project Percentage Interests until each Class A Member’s Unrecovered Investment with respect to such Project has been reduced to zero (-0); and

(d)Fourth, 80% pro rata to the Class A Members in proportion to the Project Percentage Interests and 20% to the Class B Member.

6.4Liquidating Distributions. In the event the Company is dissolved, and the business and affairs of the Company are wound up, distributions will be made pursuant to Section 10.4.

6.5Amounts Withheld. All amounts withheld, pursuant to the Code or any provision of any state or local tax law with respect to any payment, distribution or allocation to the Members, will be treated as amounts distributed to the Members pursuant to this Article 6.  The Company is authorized to withhold from distributions, or with respect to allocations, and to pay over to any federal, state or local government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law and shall allocate any such amounts to the Members with respect to which such amounts were withheld.

6.6Tax Distributions.

(a)The Company shall, prior to making any distributions pursuant to Section 6.2 above, distribute to each Member an amount equal to such Member's Tax Distribution (as defined below) to enable the Members to pay federal and state income taxes arising from their ownership of Units. In no event shall the Company make Tax Distributions to a Member if the cumulative taxable losses of the Company allocated to such Member exceed the cumulative taxable income of the Company allocated to such Member. Distributions made under this provision shall reduce amounts distributable pursuant to Section 6.2.

(b)The amount distributable to a Member pursuant to this provision (a “Tax Distribution”) with respect to a Fiscal Year of the Company shall be equal to the product of: (i) the excess of (A) the taxable income allocated to such Member by the Company for that year on which taxes will be payable for federal and state income tax purposes, over (B) the cumulative net losses, if any, previously allocated to such Member from the Company and not previously applied for purposes of this provision; and (ii) the means with respect to a Fiscal Year of the Company, the sum of: (a) the highest federal individual income tax rate; and (b) the highest California individual income tax rate in effect for that Fiscal Year; provided, however, that the deductibility of state income taxes for federal income tax purposes shall be taken into account.

(c)Any and all Tax Distributions shall be paid with respect to any Fiscal Year of the Company on a quarterly basis to allow Members to pay their estimated income tax liability (based on the Company’s estimate of taxable income for the year) with any additional distribution (based on the actual taxable income of the Company for the year) to be paid no later than March 10 following the close of such Fiscal Year.

(d)Notwithstanding anything to the contrary, the Company shall only make Tax Distributions under this provision to the extent that Net Available Cash From Operations is available for distribution.

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Article 7.ALLOCATIONS

7.1Maintenance of Capital Accounts. The Company will establish and maintain Capital Accounts with respect to each Member, transferee and Manager. The initial Capital Accounts of the Members will be the Capital Contribution amounts of the Members as set forth on the Register found as Exhibit A. Capital Accounts shall be maintained on a Project by Project basis. Thereafter, Capital Accounts will be maintained in accordance with the following:

(a)Increases. Each Person’s Capital Account will be increased by any additional capital contributed by such Person, such Person’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to this Agreement, and the amount of any Company liabilities assumed by such Person or that are secured by the Project distributed to such Person.

(b)Decreases. Each Person’s Capital Account will be decreased by the amount of cash and the Gross Asset Value of the Project (other than cash) distributed to such Person pursuant to any provision of this Agreement, such Person’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to this Agreement, and the amount of any Debt of such Person assumed by the Company or that is secured by the Project contributed by such Person to the Company

(c)Revaluation of a Project. Upon (i) the acquisition of any additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, (ii) the distribution by the Company to a Member of more than a de minimis amount of the Project as consideration for an interest of the Company; (iii) or the liquidation of the Company within the meaning of Regulation section 1.704-1(b)(2)(ii)(g) any revaluation gain or loss will be allocated to the Capital Accounts of Persons with Capital Accounts in the same manner as if the Project had been sold.  In each case where there is an adjustment to Capital Accounts by reason of a revaluation of the Project on the Company’s books, Capital Accounts will also be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations for allocations to them of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to the Project.

(d)Distribution of Assets. If the Company at any time distributes any of the Project in-kind to any Person, the Capital Accounts will be adjusted to account for that Person’s allocable share of the Profits or Losses, as determined pursuant to this Agreement, that would have been realized by the Company had it sold the Project that was distributed at its fair market value immediately prior to its distribution.

(e)Sale or Exchange of Interest. In the event of a Transfer of all or a portion of a Person’s Economic Rights in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the Person to the extent it relates to the Transfer of such Person’s Economic Rights.

(f)Compliance with Code section 704(b). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to be consistent with Regulation section 1.7041(b) and will be interpreted and applied in a manner consistent with such Regulations. In the event the Manager determines that it is prudent to modify the manner in which the Capital Accounts, or any adjustments thereto (including, without limitation, adjustments relating to Debt which is secured by Capital Contributions or distributed the Project or which is assumed by the Company or Members), are computed in order to comply

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with such Regulations, the Manager may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article 10 upon the dissolution of the Company.  Notwithstanding anything herein to the contrary, this Agreement will not be construed as creating a deficit restoration obligation or otherwise personally obligate any Person to make a Capital Contribution.

7.2Special Allocations. The following special allocations will be made in the following order:

(a)Minimum Gain Chargeback. Except as otherwise provided in Regulation section 1.7042(f), if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Person with a Capital Account will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulation section 1.7042(g). Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Person pursuant thereto. The items to be so allocated will be determined in accordance with Regulations sections 1.7042(f)(6) and 1.7042(j)(2). This Section is intended to comply with the minimum gain chargeback requirement in Regulation section 1.7042(f) and will be interpreted consistently therewith.

(b)Member Minimum Gain Chargeback. Except as otherwise provided in Regulation section 1.7042(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Person who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulation section 1.7042(i)(5), will be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Person’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulation section 1.7042(i)(4).  Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Regulations sections 1.7042(i)(4) and 1.7042(j)(2). This Section is intended to comply with the minimum gain chargeback requirement in Regulation section 1.7042(i)(4) and will be interpreted consistently therewith.

(c)Qualified Income Offset. If any Person unexpectedly receives any adjustments, allocations, or distributions described in Regulation section 1.7041(b)(2)(ii)(d)(4), 1.7041(b)(2)(ii)(d)(5) or 1.7041(b)(2)(ii)(d)(6), items of Company income and gain will be specially allocated to each such Person in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Deficit of such Person as quickly as possible, provided that an allocation pursuant to this Section will be made only if and to the extent that such Person would have an Adjusted Deficit after all other allocations provided for in Section 7.2 have been tentatively made as if this subsection (c) were not in the Agreement.

(d)Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year will be specially allocated to the Person who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation section 1.7042(i)(1).

(e)Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of a Project pursuant to Code section 734(b) or Code section 743(b) is required, pursuant to Regulation section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Person in complete liquidation of

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such Person’s interest in the Company, the amount of such adjustment to Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to Persons with Capital Accounts in accordance with their Units in the Company in the event that Regulation section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Person to whom such distribution was made in the event that Regulation section 1.704-1(b)(2)(iv)(m)(4) applies.

(f)Allocations Relating to Taxable Issuance of Company Interests. Any Issuance Items will be allocated among the Persons with Capital Accounts so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to such Person, will be equal to the net amount that would have been allocated to each such Person if the Issuance Items had not been realized.

7.3Curative Allocations. The allocation provisions of this Agreement are intended to produce final Capital Account balances that are equal to the liquidating distributions Members would receive pursuant to Sections 6.2, 6.3 and 10.4. Therefore, notwithstanding any provision of this Agreement to the contrary, all items of income, gain, loss or deduction recognized during a taxable year in which an event occurs directly resulting in the liquidation and termination of the Company (whether or not liquidation occurs in the same taxable year as such event), and all items of income, gain, loss or deduction for prior open years or recognized during each succeeding taxable year thereafter, will be allocated among the Persons with Capital Accounts in a manner that, to the maximum extent possible, will (i) first, eliminate any deficit Capital Account balances (allocated among the Persons with Capital Accounts in proportion to their deficit Capital Account balances) and (ii) second, adjust their Capital Account balances so that to the maximum extent possible, liquidating distributions following payment of all debts will be made in the manner and priority indicated in Section 10.4. This Section will control notwithstanding any reallocation or adjustment of taxable income, taxable loss, or items thereof by the Internal Revenue Service or any other taxing authority. Nothing in this Section, however, will prevent a Person or the Company from correcting a mistake which leads to a Person receiving a distribution in excess of the amount to which such Person was entitled.

7.4Other Allocation Rules.

(a)For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items will be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code section 706 and the Regulations thereunder.

(b)Except as otherwise provided, be divided among the Members to their respective aggregate Capital Contributions.

(c)The Members are aware of the income tax consequences of the allocations made by this Article 7 and hereby agree to be bound by this Section in reporting their shares of Company income and loss for income tax purposes.

(d)Solely for purposes of determining a Member’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulation section 1.7523(a)(3), the Members’, transferees’, and Manager’s interests in Company Profits will be in the same proportion as their aggregate Capital Contributions.

(e)To the extent permitted by Regulation section 1.7042(h)(3), the Company and Members shall endeavor to treat distributions as having been made from the proceeds of a

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Nonrecourse Liability or a Member Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Deficit for any Member.

7.5Tax Allocations: Code section 704(c).  Except as provided in this Section 7.5, each item of income, gain, loss, deduction or credit for federal income tax purposes that corresponds to an item of income, gain, loss or expense that is either taken into account in computing Profits or Losses or is specially allocated pursuant to Section 7.2 or Section 7.3 (a “Book Item”) will be allocated among Persons in the same proportion as the corresponding Book Item is allocated among them pursuant to Section 7.2 or Section 7.3.  In accordance with Code section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to a Project contributed to the capital of the Company will, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of a Project to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with this Agreement).

In the event the Gross Asset Value of a Project is adjusted pursuant to this Agreement, subsequent allocations of income, gain, loss, and deduction with respect to a Project will take account of any variation between the adjusted basis of a Project for federal income tax purposes and its Gross Asset Value in the same manner as under Code section 704(c) and the Regulations thereunder.

Any elections or other decisions relating to such allocations will be made by the Manager in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section are solely for purposes of federal, state, and local taxes and will not affect, or in any way be taken into account in computing, any Person’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

7.6Limitation on Losses. The Losses allocated to a Person will not exceed the maximum amount of Losses that can be so allocated without causing any Person to have an Adjusted Deficit at the end of any Fiscal Year. In the event some but not all of the Persons with Capital Accounts would have Adjusted Deficits as a consequence of an allocation of Losses pursuant to this Section, the limitation set forth in this paragraph will be applied on a Person-by-Person basis so as to allocate the maximum permissible Losses to each Person under Regulation section 1.7041(b)(2)(ii)(d).

7.7Hypothetical Liquidation. The items of income, gain, loss and expense of the Company comprising Profits and Losses for a Fiscal Year will be allocated among the Persons who were Members during such Fiscal Year in a manner that will, as nearly as possible, cause the Capital Account balance of each Member at the end of such Fiscal Year to equal the excess (which may be negative) of:

(a)The amount of the hypothetical distribution (if any) that the Manager and Member would receive if, on the last day of the Fiscal Year, (i) all Company assets were sold for cash in an amount equal to their Gross Asset Values, taking into account any adjustments thereto for such Fiscal Year; (ii) all Company liabilities were satisfied in cash according to their terms (limited, with respect to each Nonrecourse Liability or Member Nonrecourse Debt in respect of such Member, to the Gross Asset Values of the assets securing such liability); and (iii) the net proceeds thereof (after satisfaction of such liabilities) were distributed in full pursuant to Section 10.4, over

(b)The sum of (i) the amount, if any, without duplication, that such Member would be obligated to contribute to the capital of the Company, (ii) such Member’s share of Company Minimum Gain determined pursuant to Regulation section 1.704-2(g), and (iii) such Member’s share of Member Nonrecourse Debt Minimum Gain determined pursuant to Regulations section 1.704-2(i)(5), all computed as of the hypothetical sale described in Section 7.1(a) above.

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7.8Determination of Items Comprising Allocations.

(a)In the event that the Company has Profits for a Fiscal Year:

(1)For any Member as to whom the allocation pursuant to Section 7.1 would reduce its Capital Account, such allocation will be comprised of a proportionate share of each of the Company’s items of expense or loss entering into the computation of Profits for such Fiscal Year; and

(2)The allocation pursuant to Section 7.1 in respect of each Member other than the Member referred to in Section 7.2(a)(1) will be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Profits for such Fiscal Year (other than the portion of each Company item of expense and loss, if any, that is allocated pursuant to Section 7.2(a)(1)).

(b)In the event the Company has Losses for a Fiscal Year:

(1)For the Member as to whom the allocation pursuant to Section 7.1 would increase its Capital Account, such allocation will be comprised of a proportionate share of the Company’s items of income and gain entering into the computation of Losses for such Fiscal Year; and

(2)The allocation pursuant to Section 7.1 in respect of each Member other than the Member referred to in Section 7.2(b)(1) will be comprised of a proportionate share of each Company item of income, gain, expense and loss entering into the computation of Losses for such Fiscal Year (other than the portion of each Company item of income and gain, if any, that is allocated pursuant to Section 7.2(b)(1)).

7.9Special Allocations in Year of Liquidation. It is the intention of the parties that the Capital Accounts of the Members immediately before the liquidation of the Company shall be as nearly equal as possible to the amounts that they would receive in liquidation under Article 11 (the “Target Amounts”). Therefore, in the year the Company is actually liquidated, should there be any difference between the Capital Accounts of the Members and the amounts to which the Members would otherwise be entitled under Article 11, then Profits or Losses, as the case may be, in that year (and the prior year, if necessary and permitted by the Code and Regulations) shall be specially allocated among the Members so that, as much as possible, their Capital Accounts shall equal the amounts to which they are entitled to receive under Article 11.  If the Profits or Losses, as the case may be, of the Company are insufficient to allow the Capital Accounts of the Members to be adjusted to their Target Amounts, then items of gross income, gain, deduction and loss shall be specially allocated to the Members to the extent necessary to cause their Capital Accounts to be equal to their Target Amounts.

Article 8.ADDITIONAL MEMBERS

8.1Admission. A Person may be added as an Additional Member upon terms and conditions approved by the Manager. Notwithstanding the foregoing, a Person will not become an Additional Member unless and until such Person becomes a party to this Agreement as a Member by signing and executing such documents and instruments as the Company may reasonably request as necessary or appropriate to confirm (i) such Person as a Member in the Company; (ii) such Person’s qualification and suitability to become a Member pursuant to the terms and conditions of the Offering Circular;  (iii) such Person’s agreement to be bound to the terms and conditions of the Subscription Agreement; and (iv) such Person’s authority and capacity to become a Member and agreement to be bound by this Agreement.

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8.2Accounting. No Additional Member will be entitled to any retroactive allocation of Profits, Losses, income or expense deductions incurred by the Company. The Manager may, at the time an Additional Member is admitted, close the Company books (as though the Company’s Fiscal Year had ended) or make pro rata allocations of Profits, Losses, income and expense deductions to an Additional Member for that portion of the Company’s Fiscal Year in which such Member was admitted in accordance with Code section 706(d) and the Regulations promulgated thereunder.

Article 9.TRANSFERS OF UNITS

9.1Restrictions upon Transfer by Member. Except as expressly permitted below, no Member shall Transfer his Units.

9.2Permitted Encumbrances. A Member may not make, grant or convey an Encumbrance on all or any part of his Units as security for the payment of any indebtedness.

9.3Certain Permitted Transfers.

(a)Permitted Transfers. A Member may Transfer all or a portion of such Member’s Units only with the prior written consent of the Manager, which consent may be withheld or conditioned in the Manager’s sole discretion, and only for one of the following purposes: (i) legitimate estate planning purposes; or (ii) to an entity wholly owned and controlled by the transferring Member (“Permitted Transfers”):

(b)Conditions Precedent to Permitted Transfers. A Transfer may not be treated as a Permitted Transfer unless and until each and all of the following conditions precedent are first satisfied (unless such condition is expressly waived by the Manager in writing):

(1)Except in the case of an Involuntary Transfer, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary to document such Transfer. In the case of an Involuntary Transfer of Units, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. Upon request of the Company, the transferor and/or transferee shall reimburse the Company for all costs and expenses that it reasonably incurs in connection with such Transfer.

(2)The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Operating Agreement with respect to any transferred Units until it has received such information.

(3)Except in the case of an Involuntary Transfer of Units, either (A) such Units shall be registered under the Securities Act and any applicable state securities laws, or (B) such Transfer shall be exempt from applicable registration requirements and, upon request, the transferor shall provide an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company and its counsel, to the effect that such Transfer (i) is exempt from all applicable registration requirements; (ii) will not violate the registration requirements of the Securities Act or of any applicable state securities laws,

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rules or regulations; (iii) will not cause the Company to be treated as an association taxable as a corporation for Federal income tax purposes; and (iv) will not cause the Company to be treated as a “publicly traded partnership” within the meaning of Code Section 7704.

(4)The satisfaction of the Manager that: (i) the Transfer will not violate any applicable Federal or state law or the rules and regulations of any other governmental or other authority or agency which is applicable to the business of the Company or such Transfer; (ii) the Transfer will not cause the Company to be an investment company required to be registered under the Investment Company Act; and (iii) the Transfer will not cause the Manager, any of its Affiliates, the Company or any of the Managers to be subjected to any regulations or reporting requirements that the Manager, in its sole discretion, determines to be burdensome or to any tax obligation to which any of such Persons would otherwise not be subject.

Any consents or waivers from the Manager permitted under this Section 9.3 shall be given or denied in the sole discretion of the Manager. The Manager shall reflect Transfers and admissions authorized under this Article 9 (including the terms and conditions imposed thereon by the Manager) by preparing an amendment to the Register, dated as of the date of such Transfer, which amendment shall not require the consent of any Member other than the Manager. The form and content of all documentation delivered to the Manager pursuant to this Section 9.3 shall be subject to the approval of the Manager, which approval may be granted or withheld in the Manager’s sole discretion.

9.4Certain Limitations on Permitted Transfers. Notwithstanding anything to the contrary in this Operating Agreement, no Transfer otherwise permitted hereunder may be made if, in the opinion of counsel for the Company, such Transfer, when added to the total of all other interests in the Company transferred within the period of twelve (12) consecutive months prior to the proposed date of Transfer, would result in the termination of the Company as a partnership for tax purposes under Code section 708 (for this purpose, the Company shall take into account the existence of prior written commitments to Transfer made pursuant to this Operating Agreement and such commitments shall always be given precedence over subsequent proposed Transfers).

9.5Prohibited Transfers; Rights of Unadmitted Transferees.

(a)Any Transfer or attempted Transfer of Units that is not a Permitted Transfer shall be null and void ab initio and of no force or effect whatsoever, provided, however, that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Manager, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer for accounting or Economic Rights purposes), then, with respect to the Units so transferred and the transferee thereof, unless and until the transferee thereof is admitted as a substituted Member:

(1)The Units transferred shall be strictly limited to Economic Rights and shall immediately cease to have any Voting Rights;

(2)With respect to the Units transferred, the transferee shall have the status of a mere transferee or dissociated member under the Act, shall not be entitled to become a Member or to exercise any rights or powers of a Member, shall have only the rights to information specified in the Act and otherwise shall not have any of the rights of a Member under the Act or this Operating Agreement (other than Economic Rights of the Units transferred);

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(3)With respect to the Units transferred, neither the transferor nor transferee shall have any rights to notice of meetings of Members or informal actions taken in lieu of actual meetings and such Units shall be disregarded in relation to the exercise or failure to exercise any Voting Rights (for instance, by way of illustration and not limitation, such Units shall be disregarded in all determinations of Members entitled to notices required or permitted under the Act, the existence of a quorum, the number of Units present in person or by proxy at meetings of Members or the number of Units voted in favor, against or abstaining from any matters submitted for action of the Members).

(b)In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability and damage that the Company or the other Members may incur (including, without limitation, incremental tax liabilities, lawyers’ fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity provided for herein, and the Company shall have the irrevocable and unconditional right, at its election, to set-off against, and collect from, any monies due or payable by the Company with respect to the Units made the subject of such Transfer or attempted Transfer.

9.6Transferring Member’s Capital Account Balance. Subject to Section 7.3 above, that portion of the Capital Account balance of a Member who Transfers all or any portion of such Member’s Units, as permitted hereunder, which is attributable to such Units, shall carry over to the transferee as set forth in Regulations section 1.704-1(b)(2)(iv)(l).

9.7Internal Revenue Service Reporting Requirements. In the event of a sale or exchange of Units, the Members shall comply with the reporting requirements of Code section 6050K.

9.8Indemnification. Any Member making or offering to make a Transfer of all or any part of such Member’s Units shall indemnify, defend and hold harmless the Company and all other Members from and against any losses, expenses, judgment, fines, settlements or damages, suffered or incurred by the Company or any such other Member arising out of or resulting from (i) such Transfer, including, but not limited to, any actual or alleged misrepresentation, misstatement of facts or omission to state facts made (or omitted to be made) by such Member in connection therewith, or (ii) any claims by the transferee of such Interest in the Company or any offerees of such Interest, in any case, in connection with such Transfer, assignment or offer, including, but not limited to, costs, expenses and attorneys’ fees expended in the settlement or defense of any such claim, and shall advance such expenses and attorneys’ and accountants’ fees incurred in defending such proceeding as incurred.  Notwithstanding the foregoing, no Member shall have any liability hereunder for actual or alleged misrepresentations, misstatements of fact or omissions to state facts made (or omitted to be made) by such Member in reliance on written information provided to such Member by the Manager. Nothing contained in this Section 9.8 shall be construed as limiting the rights of the Members or eliminating the obligations of the Manager, in each case, as set forth elsewhere in this Agreement; provided, however, that the foregoing indemnification shall not be valid as to any Member who supplied in writing the information which gave rise to any alleged or actual misrepresentation, misstatement of facts or omission to state facts.

Article 10.DISSOLUTION AND WINDING-UP

10.1Covenant Not to Cause Dissolution. Each Member hereby covenants and agrees not to take any voluntary action that would cause the Company to dissolve. Any provision of the Act notwithstanding, the Company will not dissolve prior to the decision of the Manager.

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10.2No Dissolution:  Bankruptcy/Receiver. The Company will not terminate solely as a consequence of the death, bankruptcy, insolvency, appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of a Member of the Company, or an assignment for the benefit of Member’s creditors, or an admission in writing by Member of the inability to pay its debts generally as they become due, or any similar action by or in respect of one or more of the Members.

10.3Dissolution. The Company will be dissolved upon the occurrence, if any, of the following events (each, a “Dissolution Event”): (a) upon the decision of the Manager in its sole discretion; (b) upon entry of a decree of judicial dissolution; (c) the sale of all Projects; or (d) the occurrence of any event that would make it unlawful for the business of the Company to be continued.

10.4Winding Up. After a Dissolution Event, the Manager shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

(a)First, to the payment of creditors of the Company (including any earned but unpaid fees payable to the Manager or its Affiliates pursuant to this Agreement) but excluding secured creditors whose obligations will be assumed or otherwise transferred on liquidation of Company assets, and then to the payment of Members who are creditors of the Company;

(b)Second, to the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with remaining provisions of this Section 10.4:

(c)Third, pursuant to Section 6.3.

10.5No Deficit Restoration Obligation. If any Member has an Adjusted Deficit (after giving effect to all contributions, distributions and allocations of Profit for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Person will not have any obligation to make any Capital Contribution with respect to such deficit, and such deficit will not be considered a debt owed to the Company or to any other Person.

10.6Distributions in Trust/Reserves. In the discretion of the Manager, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article 10 may be:

(a)Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any liabilities (contingent or otherwise) of the Company. The assets of any such trust not utilized to pay Company liabilities or to establish a reserve pursuant to Section 10.6(b), will be distributed from time-to-time, in the reasonable discretion of the Manager, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed pursuant to Section 10.4; or

(b)Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts will be distributed to the Members pursuant to Section 10.4 as soon as practicable.

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10.7Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article 10, if the Company is liquidated within the meaning of Regulation section 1.7041(b)(2)(ii)(g) but no Dissolution Event has occurred, a Project will not be liquidated, the Company’s liabilities will not be paid or discharged, and the Company’s affairs will not be wound up.  Instead, solely for federal income tax purposes, the Company will be deemed to have contributed a Project to a newly formed limited liability company, and the Company will be deemed to have distributed Units in such newly formed limited liability company to the Members, as applicable.

Article 11.TAXES

11.1Elections. The Manager may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having Taxing Authority over the Company, including but without limitation, elections:

(a)To adjust the basis of a Project pursuant to Code sections 754, 734(b), or comparable state or local law, in connection with transfers of Units in the Company and Company distributions;

(b)To extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state, or local tax returns, to the extent permissible under applicable law; and

(c)To the extent provided in Code sections 6221 through 6231, to represent the Company, its Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company, its Members, and to file any tax returns and to execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company, its Members.

11.2Taxes of Taxing Jurisdictions. To the extent that the laws of any Taxing Authority require, each Member requested to do so by the Manager will submit an agreement indicating that such Person will make timely income tax payments to the Taxing Authority and that such Person accepts personal jurisdiction of the Taxing Authority with regard to the collection of income taxes attributable to the Member’s income, and interest and penalties assessed on such income.  If Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Authority the amount of tax, penalty, and interest determined under the laws of the Taxing Authority with respect to such income. Any such payments with respect to the income of Member will be treated as a distribution for purposes of Article 6.

11.3Tax Matters.

(a)The Manager shall serve as the “Tax Representative” of the Company for purposes of this Section 11.3. The Tax Representative shall have the authority of both (i) a "tax matters partner" under Code section 6231 before it was amended by the Bipartisan Budget Act of 2015 (the “BBA”), and (ii) the "partnership representative" under Code section 6223(a) after it was amended.

(b)At the expense of the Company, the Tax Representative shall represent the Company in connection with all examinations of the Company's affairs by the Internal Revenue Service and state taxing authorities (each, a “Taxing Authority”), including resulting administrative and judicial proceedings, and is authorized to engage accountants, attorneys, and other professionals in connection with such matters. No Member will act independently with

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respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Representative, which authorization may be withheld by the Tax Representative in his, her, or its sole and absolute discretion. The Tax Representative shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority, recognizing that the decisions of the Tax Representative may be binding upon all of the Members.

(c)Except as otherwise provided in this Agreement, the Tax Representative, in his, her, or its sole discretion, shall have the right to make on behalf of the Company any and all elections under the Internal Revenue Code or provisions of State tax law. Without limiting the previous sentence, the Tax Representative, in his, her, or its sole discretion, shall have the right to make any and all elections and to take any actions that are available to be made or taken by the “partnership representative” or the Company under the BBA, including but not limited to an election under Code section 6226 as amended by the BBA, and the Members shall take such actions requested by the Tax Representative. To the extent that the Tax Representative does not make an election under Code section 6221(b) or Code section 6226 (each as amended by the BBA), the Company shall use commercially reasonable efforts to (i) make any modifications available under Code section 6225(c)(3), (4), and (5), as amended by the BBA, and (ii) if requested by a Member, provide to such Member information allowing such Member to file an amended federal income tax return, as described in Code section 6225(c)(2) as amended by the BBA, to the extent such amended return and payment of any related federal income taxes would reduce any taxes payable by the Company.

(d)Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and any taxes imposed pursuant to Code section 6226 as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the Company, may be recovered by the Company from such Member (i) by withholding from such Member any distributions otherwise due to such Member, or (ii) on demand. Similarly, if, by reason of changes in the interests of the Members in the Company, the Company, or any Member (or former Member) is required to pay any taxes (including penalties, additions to tax or interest imposed with respect to such taxes) that should properly be the obligation of another Member (or former Member), then the Member (or former Member) properly responsible for such taxes shall promptly reimburse the Company or Member who satisfied the audit obligation.

(e)At the expense of the Company, the Tax Representative shall use commercially reasonable efforts to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company is required to file returns. As soon as reasonably possible after the end of each taxable year of the Company, the Tax Representative will cause to be delivered to each person who was a Member at any time during such taxable year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such person's federal, state, and local income tax returns for such taxable year.

(f)No Member shall treat any Company Tax Item inconsistently on such Member's Federal, State, foreign or other income tax return with the treatment of such Company Tax Item on the Company's tax return. For these purposes, the term “Company Tax Item” means any item of the Company of income, loss, deduction, credit, or otherwise reported (or not reported) on the Company’s tax returns.

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Article 12.BOOKS, RECORDS AND ACCOUNTINGS

12.1Books, Records, Reports and Information. Each Member will have the right to receive the reports and information required to be provided by this Agreement. Upon reasonable request, each Member, the Member’s agent and/or attorney, may, during ordinary business hours, inspect and copy, at the requesting Member’s expense, the books and records that the Company is required, by the Act and this Agreement, to keep.

12.2Generally. At the expense of the Company, the Manager shall maintain records and accounts of all operations and expenditures of the Company on the cash basis of accounting. At a minimum, the Manager shall keep at its principal place of business, the following records:

(a)A copy of the Articles and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

(b)Copies of the Company’s federal, state, and local income tax returns and reports, if any, for the three (3) most recent Fiscal Years;

(c)Copies of the Company’s currently effective written operating agreement and all amendments thereto, copies of any writings permitted or required under the Act;

(d)Copies of the financial statements of the Company;

(e)Minutes of every meeting of the Members and any written consents obtained from Members for actions taken without a meeting; and

(f)The Company’s books and records as they relate to the internal affairs of the Company for at least the current and past three (3) Fiscal Years.

12.3Reports.

(a)Within ninety (90) days after the end of each fiscal year of the Company, the Manager shall cause to be prepared and transmitted to each Member, an unaudited annual report of the Company relating to the previous fiscal year of the Company, containing a balance sheet, income statement and statement of cash flows.

(b) As soon as possible but in no event later than ninety (90) days after the end of each fiscal year, provided that the Company has sufficient information, the Company shall cause to be prepared and transmitted to the Members federal and appropriate state and local Company Income Tax Schedules “K-1,” or any substitute therefor, with respect to such fiscal year on appropriate forms prescribed.

(c)An annual asset management report which outlines material management updates on operations and status of each Project.

(d)Any additional Company information requested by any one or more Members shall be at the sole discretion of the Manager. In the event that the Manager agrees to provide such information the Manager may charge such requesting Member(s) a reasonable administrative fee as determined in the sole discretion of the Manager.

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(e)The Members acknowledge that the Manager shall rely upon third parties for the information necessary to prepare the information contemplated by this Section. Accordingly, no delay in providing such information shall constitute a breach or default by Manager of its obligations hereunder.

Article 13.AMENDMENT

The terms and provisions of this Agreement, including all schedules hereto, may be amended, modified or supplemented from time to time by the Manager without the consent or approval of the Members; provided that any amendment that alters the limited liability of the Members under Delaware law, alters the status of the Company as a partnership for federal income tax purposes must have the consent, written or passive (meaning that Members shall be deemed to have consented to such amendment if they fail to object to such amendment within a specific period of time determined by the Manager either generally or on a case-by-case basis) of the Members holding, in the aggregate, more than 50% of the Units or such other approvals as required by law.

Notwithstanding anything above to the contrary, this Agreement may be amended by the Manager, in its sole discretion, without the consent of the Members, at any time and without limitation:  (i) to comply with applicable federal, state and local laws or regulations (including applicable tax laws and regulations); (ii) to make changes that do not adversely affect the rights or obligations of any Member; (iii) to cure any ambiguity or correct or supplement any conflicting provisions of this Agreement or (iv) with respect to any other amendment if any Member that objects to such amendment has an opportunity to withdraw from the Company as of a date determined by the Manager; provided that such date is:  (A) not less than forty-five (45) days after the Manager has delivered written notice of such amendment to each Member; and (B) is prior to the effective date of the amendment.

The Manager has absolute discretion to agree with a Member to waive or modify the application of any provision of this Agreement with respect to such Member (other than a Member who is materially and adversely affected by such waiver or modification).

Any amendment, modification or waiver approved in accordance with this Section shall be binding upon all Members regardless of class of series, whether or not they voted in favor of such amendment, modification or waiver.

Article 14.MISCELLANEOUS

14.1Classification for Federal Income Tax Purposes. It is the intent of the Members that the Company be taxed as a partnership for federal income tax purposes.

14.2Governing Law. This Agreement and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

14.3Arbitration.

(a)Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 14.3 (this “Arbitration Provision”). The arbitration shall be conducted in the State of Washington in Spokane, Washington. As used in this Arbitration Provision, “Claim” shall include any past,

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present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company, on the other hand, relating to or arising out of this Agreement, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of Section 14.3(e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to this offering, our holdings, the Class A Units, our ongoing operations and the management of our investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

(c)If we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)Within thirty (30) calendar days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within thirty (30) calendar days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION

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HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (i) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (ii) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this Section 14.3(e), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this Section 14.3(e) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party hereto or other party; and (iii) any transfer of any loan or Class A Unit or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than Section 14.3(e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in Section 14.3(e) are finally adjudicated pursuant to the last sentence of Section 14.3(e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

(i)BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

(j)THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY.

14.4Construction. Unless specifically indicated to the contrary:  wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the plural and the masculine gender will include the feminine and neuter genders;  the term “or” is not exclusive;  the term

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“including” (or any form thereof) will not be limiting or exclusive;  the words “Agreement,” “herein,” “hereof,” “hereunder,” or other words of similar import refer to this Agreement as a whole, including exhibits and schedules (if any), as the same may be modified, amended or supplanted.  The headings in this Agreement have no independent meaning.

14.5Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations, or to implement the provisions hereof.

14.6Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

14.7Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained will be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

14.8Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, Electronic Transmission (including electronic mail) or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Member of such Units at his or her address (including email address) as shown on the records of the Company regardless of any claim of any Person who may have an interest in such Units by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section executed by the Company or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Member at the address of such Member appearing on the books and records of the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, or is returned by the email server with a message indicating that the email server is unable to deliver the email, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing or emailing (until such time as such Member or another Person notifies the Company of a change in his address (including email address)) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Manager at the principal office of the Company or at the Company’s principal email address for Member communications as provided by the Manager from time to time. The Manager and its officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

14.9Subscription Agreement. Each Member acknowledges receipt of the Company’s Subscription Agreement, and each Member further acknowledges that execution of such Subscription Agreement constitutes such Member’s acceptance of the terms of this Agreement and agrees to comply with the terms of this Agreement.

14.10Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Member or the Company will not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Members or the Company may have by law, statute, ordinance or otherwise.

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14.11Severability. Any part, provision, representation or warranty of this Agreement, which is prohibited, or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

14.12Waivers in General. The failure of any Person or the Company to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement will not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

14.13Waiver of Jury Trial. THE PARTIES TO THIS AGREEMENT ACKNOWLEDGE AND AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY ANY PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

14.14Attorney Fees. In the event arbitration or litigation is instituted to enforce or determine a Person’s rights in connection with the Company or obligations arising out of this Agreement, the substantially prevailing party will recover reasonable attorney fees incurred in such proceeding from the party or parties who do not substantially prevail.  The determination of who is the substantially prevailing party and the amount of reasonable attorney fees to be paid to the substantially prevailing party will be decided by the arbitrators, with respect to attorney fees incurred prior to and during arbitration proceedings, and by any court, with respect to attorney fees incurred in court proceedings (e.g., in respect of submission of an arbitration award for confirmation as a judgment).

14.15Entire Agreement. This Agreement, the Articles, and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to in such documents. This Agreement, the Articles, and such documents supersede all prior agreements and understandings among the parties with respect to the subject matter hereof.

14.16Corporate Transparency Act.

(a)The Company may be subject to the Corporate Transparency Act of 2020 (as may be amended, modified, or supplemented, including by regulations and guidance promulgated in connection therewith, the “CTA”). The Manager shall take any steps that it determines, in its sole discretion, are necessary or required to cause the Company to perform its obligations under the CTA including, without limitation, causing the Company to file any beneficial ownership report or update thereto that may be required under the CTA.

(b)Each Member shall, if requested by the Manager, promptly provide such Member’s FinCEN identifier (as such term is commonly used in connection with the CTA, a “FinCEN ID”) or such Member’s:  (1) full legal name; (2) date of birth; (3) residential street address; (4) business street address; (5) a unique identifying number from a non-expired passport issued by the United States government, a non-expired identification document issued to the individual by a state, local

LIMITED LIABILITY COMPANY AGREEMENT                    -41

government, or Native American tribe for the purpose of identifying the individual, or a non-expired driver’s license issued to the individual by a state, together with an image of the document which includes both the unique identifying number and photograph of the individual in sufficient quality to be legible or recognizable; and (6) any other information reasonably requested by the Manager for the purpose of complying with the CTA (the information set forth in (1) through (6), the “CTA Data”).  With respect to any Member that is not a natural person, such Member shall, if requested by the Manager, promptly provide the FinCEN ID and/or CTA Data for each natural person (as applicable, an “Indirect Owner”) who owns any membership interest in the Company indirectly through such Member or whose FinCEN ID and/or CTA Data is required to be reported by the CTA, as determined by the Manager in its sole discretion.  Each Member shall also provide to the Manager any additional information or documents (which shall also be deemed CTA Data) that may be requested by the Manager to determine whether such Member or any Indirect Owner has “substantial control” (within the meaning of CTA) over the Company. Each Member shall promptly notify the Manager in writing of any change in such Member’s FinCEN ID, CTA Data, or other circumstances which may require the Company to file a report pursuant to the CTA or update a prior filing with the CTA, in no event later than ten (10) days after any such change occurs.

(c)Each Member shall indemnify, defend, and hold harmless the Indemnified Persons (as defined below), the Company, and all other Members against any third-party claim, loss or expense incurred by Indemnified Persons, the Company, and all other Members as a result of (1) any inaccuracy in any FinCEN ID and/or CTA Data provided by such Member; and (2) any failure by such Member to provide his, her, or its FinCEN ID and/or CTA Data or updates or amendments to such FinCEN ID and/or CTA Data within the time period required by this Section.

14.17Counterparts. This Agreement may be executed in one or more counterparts by some or all of the parties hereto, and (a) each such counterpart shall be considered an original, and all of which together shall constitute a single Agreement, (b) the exchange of executed copies of this Agreement by facsimile or Portable Document Format (PDF) transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall constitute effective execution and delivery of this Agreement as to the parties for all purposes, and (c) signatures of the parties transmitted by facsimile or Portable Document Format (PDF) (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed to be their original signatures for all purposes. All parties hereto agree a fully assembled digital copy of a fully executed Agreement is “best evidence” of this Agreement.

[Signature page follows]

LIMITED LIABILITY COMPANY AGREEMENT                    -42

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the reference date set forth above.

COMPANY:

The Hartley Opportunity Fund, LLC,

a Delaware limited liability company agreement

By: The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, its Manager

By: __________________________

Name: ________________________

Its: ___________________________

MANAGER:

The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company

By: __________________________

Name: ________________________

Its: ___________________________

CLASS A MEMBERS:

Pursuant to the Power of Attorney granted herein to the Manager, the Manager hereby executes this Agreement for and on behalf of each Class A Member identified in the books and records of the Company.

The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company, as Special Attorney for each Class A Member identified in the books and records of the Company.

By: __________________________

Name: ________________________

Its: ___________________________

CLASS B MEMBERS:

The Hartley Opportunity Fund Management, LLC, a Delaware limited liability company

By: __________________________

Name: ________________________

Its: ___________________________

LIMITED LIABILITY COMPANY AGREEMENT                    -43

EXHIBIT A

REGISTER[1]

[See attached]

[To be included at the end of the Offering]

LIMITED LIABILITY COMPANY AGREEMENT                 -EXHIBIT A

EXHIBIT B

PROPERTY AND SPV DESIGNATION

[See attached]

LIMITED LIABILITY COMPANY AGREEMENT                 -EXHIBIT B